Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 25, 2021, relating to the consolidated financial statements of Dicerna Pharmaceuticals, Inc. and the effectiveness of Dicerna Pharmaceuticals Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Dicerna Pharmaceuticals, Inc. for the year ended December 31, 2020.

/s/ Deloitte & Touche LLP
Boston, Massachusetts
February 25, 2021